UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26887		77-0396307
(Commission File Number)		(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA		94085
(Address of Principal Executive Offices)		(Zip Code)

(408) 616-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e).        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 15, 2009 (the “Grant Date”), Silicon Image, Inc. (“Registrant”) granted J. Duane Northcutt, its Chief Technology Officer, 100,000 restricted stock units (“RSUs”), each of which RSU represents the right to receive one share of the Registrant’s common stock upon the vesting of such RSU. Each RSU is subject to the terms of the Registrant’s 2008 Equity Incentive Plan. Set forth in the table below is the vesting schedule of Mr. Northcutt’s RSU grant:

1st Anniversary of Grant Date	10,000 shares
2nd Anniversary of Grant Date	20,000 shares
3rd Anniversary of Grant Date	30,000 shares
4th Anniversary of Grant Date	40,000 shares

No RSUs will vest upon any of the vesting dates, unless the recipient continues to provide services to the Registrant as of such vesting date.

The foregoing is a summary of the material terms of Mr. Northcutt’s RSU grant. This summary is not intended to be complete and is qualified in its entirety by reference to the Registrant’s 2008 Equity Incentive Plan filed as Exhibit 4.07 to Registrant’s registration statement on Form S-8 filed on May 23, 2008 and Mr. Northcutt’s Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement, forms of which were filed as Exhibit 10.05 to Registrant’s periodic report on Form 10-Q filed on July 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  January 22, 2009                                                                                                                    SILICON IMAGE, INC.

                                        By:  /s/ Edward Lopez
Edward Lopez
                                                                                  Chief Legal Office